                       CUSTODIAN CONTRACT
                             Between
               ALLIANCE UTILITY INCOME FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY

                        TABLE OF CONTENTS


1.  Employment of Custodian and Property to be Held by
    It................................................

2.  Duties of the Custodian with Respect to Property
    of the Fund Held by the Custodian in the United
    States............................................

    2.1   Holding Securities..........................
    2.2   Delivery of Securities......................
    2.3   Registration of Securities..................
    2.4   Bank Accounts...............................
    2.5   Availability of Federal Funds...............
    2.6   Collection of Income........................
    2.7   Payment of Fund Moneys......................
    2.8   Liability for Payment in Advance of Receipt
          of Securities Purchased.....................
    2.9   Appointment of Agents.......................
    2.10  Deposit of Securities in Securities Systems
    2.10A Fund Assets Held in the Custodian's Direct
          Paper System................................
    2.11  Segregated Account..........................
    2.12  Ownership Certificates for Tax Purposes.....
    2.13  Proxies.....................................
    2.14  Communications Relating to Fund Portfolio
          Securities..................................
    2.15  Reports to Fund by Independent Public
          Accountants.................................

3.  Duties of the Custodian with Respect to Property
    of the Fund Held Outside of the United States.....

    3.1   Appointment of Foreign Sub-Custodians.......
    3.2   Assets to be Held...........................
    3.3   Foreign Securities Depositories.............
    3.4   Agreements with Foreign Banking Institutions
    3.5   Access of Independent Accountants of the
          Fund........................................
    3.6   Reports by Custodian........................
    3.7   Transactions in Foreign Custody Account.....
    3.8   Liability of Foreign Sub-Custodians.........
    3.9   Liability of Custodian......................
    3.10  Reimbursement for Advances..................
    3.11  Monitoring Responsibilities.................
    3.12  Branches of U.S. Banks......................
    3.13  Tax Law.....................................

4.  Payments for Repurchases or Redemptions and Sales
    of Shares of the Fund.............................


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5.  Proper Instructions...............................

6.  Actions Permitted without Express Authority.......

7.  Evidence of Authority.............................

8.  Duties of Custodian with Respect to the Books of
    Account and Calculations of Net Asset Value and
    Net Income........................................

9.  Records...........................................

10. Opinion of Fund's Independent Accountant..........

11. Compensation of Custodian.........................

12. Responsibility of Custodian.......................

13. Effective Period, Termination and Amendment.......

14. Successor Custodian...............................

15. Interpretive and Additional Provisions............

16. Massachusetts Law to Apply........................

17. Prior Contracts...................................

18. Shareholder Communications Election...............

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                    CUSTODIAN CONTRACT



         This Contract between Alliance Utility Income Fund,

Inc., a corporation organized and exiting under the laws of

Maryland, having its principal place of business at 1345

Avenue of the Americas, New York, New York, 10105,

hereinafter called the "Fund", and State Street Bank and

Trust Company, a Massachusetts corporation, having its

principal place of business at 225 Franklin Street, Boston,

Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH:  That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.       Employment of Custodian and Property to be Held by

It

         The Fund hereby employs the Custodian as the

custodian of its assets, including securities it desires to

be held in places within the United States ("domestic

securities") and securities it desires to be held outside

the United States ("foreign securities") pursuant to the

provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or

capital distributions received by it with respect to all

securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares

of capital stock, $    par value, ("Shares") of the Fund as

may be issued or sold from time to time.  The Custodian

shall not be responsible for any property of the Fund held

or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the

meaning of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United

States, but only in accordance with an applicable vote by

the Board of Directors of the Fund, and provided that the

Custodian shall have no more or less responsibility, or

liability to the Fund on account of any actions of omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.  The Custodian may employ as sub-

custodians for the Fund's securities and other assets the

foreign banking institutions and foreign securities

depositories designated in Schedule "A" hereto but only in

accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of

the Fund Held By the Custodian in the United States

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of the Fund

         all non-cash property, to be held by it in the

         United States, including all domestic securities

         owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities

         depository or in a book-entry system authorized by

         the U.S. Department of the Treasury, collectively

         referred to herein as "Securities System" and

         (b) commercial paper of an issuer for which State

         Street Bank and Trust Company acts as issuing and

         paying agent ("Direct Paper") which is deposited

         and/or maintained in the Direct Paper System of the

         Custodian pursuant to Section 2.10A.

2.2      Delivery of Securities.  The Custodian shall

         release and deliver domestic securities owned by

         the Fund held by the Custodian or in a Securities

         System account of the Custodian or in the

         Custodian's Direct Paper book-entry system account

         ("Direct Paper System Account") only upon receipt

         of Proper Instructions, which may be continuing

         instructions when deemed appropriate by the

         parties, and only in the following cases:

              1)   Upon sale of such securities for the

                   account of the Fund and receipt of

                   payment therefor;

              2)   Upon the receipt of payment in connection

                   with any repurchase agreement related to

                   such securities entered into by the Fund;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.10 hereof;

              4)   To the depository agent in connection

                   with tender or other similar offers for

                   portfolio securities of the Fund;

              5)   To the issuer thereof or its agent when

                   such securities are called, redeemed,

                   retired or otherwise become payable;

                   provided that, in any such case, the cash

                   or other consideration is to be delivered

                   to the Custodian;

              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Fund or

                   into the name of any nominee or nominees

                   of the Custodian or into the name or

                   nominee name of any agent appointed

                   pursuant to Section 2.9 or into the name

                   or nominee name of any sub-custodian

                   appointed pursuant to Article 1; or for

                   exchange for a different number of bonds,

                   certificates or other evidence

                   representing the same aggregate face

                   amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

              7)   Upon the sale of such securities for the

                   account of the Fund, to the broker or its

                   clearing agent, against a receipt, for

                   examination in accordance with "street

                   delivery" custom; provided that in any

                   such case, the Custodian shall have no

                   responsibility, or liability for any loss

                   arising from the delivery of such

                   securities prior to receiving payment for

                   such securities except as may arise from

                   the Custodian's own negligence or willful

                   misconduct;

              8)   For exchange or conversion pursuant to

                   any plan of merger, consolidation,

                   recapitalization, reorganization or

                   readjustment of the securities of the

                   issuer of such securities, or pursuant to

                   provisions for conversion contained in

                   such securities, or pursuant to any

                   deposit agreement; provided that, in any

                   such case, the new securities and cash,

                   if any, are to be delivered to the

                   Custodian;

              9)   In the case of warrants, rights or

                   similar securities, the surrender thereof

                   in the exercise of such warrants, rights

                   or similar securities or the surrender of

                   interim receipts or temporary securities

                   for definitive securities; provided that,

                   in any such case, the new securities and

                   cash, if any, are to be delivered to the

                   Custodian;

              10)  For delivery in connection with any loans

                   of securities made by the Fund, but only

                   against receipt of adequate collateral as

                   agreed upon from time to time by the

                   Custodian and the Fund, which may be in

                   the form of cash or obligations issued by

                   the United States government, its

                   agencies or instrumentalities, except

                   that in connection with any loans for

                   which collateral is to be credited to the

                   Custodian's account in the book-entry

                   system authorized by the U.S. Department

                   of the Treasury, the Custodian will not

                   be held liable or responsible for the

                   deliver, of securities owned by the Fund

                   prior to the receipt of such collateral;

              11)  For delivery as security in connection

                   with any borrowings by the Fund requiring

                   a pledge of assets by the Fund, but only

                   against receipt of amounts borrowed;

              12)  For delivery in accordance with the

                   provisions of any agreement among among

                   the Fund, the Custodian and a broker-

                   dealer registered under the Securities

                   Exchange Act of 1934 (the "Exchange Act")

                   and a member of The National Association

                   of Securities Dealers, Inc. ("NASD"),

                   relating to compliance with the rules of

                   The Options Clearing Corporation and of

                   any registered national securities

                   exchange, or of any similar organization

                   or organizations, regarding escrow or

                   other arrangements in connection with

                   transactions by Fund;

              13)  For delivery in accordance with the

                   provisions of any agreement among the

                   Fund, the Custodian, and a Futures

                   Commission Merchant registered under the

                   Commodity Exchange Act, relating to

                   compliance with the rules of the

                   Commodity Futures Trading Commission
                   and/or any Contract Market, or any

                   similar organization or organizations,

                   regarding account deposits in connection

                   with transactions by the Fund;

              14)  Upon receipt of instructions from the

                   transfer agent ("Transfer Agent") for the

                   fund, for deliver, to such Transfer Agent

                   or to the holders of shares in connection

                   with distributions in kind, as may be

                   described from time to time in the Fund's

                   currently effective prospectus and

                   statement of additional information

                   ("prospectus"), in satisfaction of

                   requests by holders of Shares for

                   repurchase or redemption; and

              15)  For any other proper corporate purpose,

                   but only upon receipt of, in addition to

                   Proper Instructions, a certified copy of

                   resolution of the Board of Directors or

                   of the Executive Committee signed by an

                   officer of the Fund and certified by the

                   Secretary or an Assistant Secretary,

                   specifying the securities to be

                   delivered, setting forth the purpose for

                   which such delivery is to be made,
                   declaring such purpose to be a proper

                   corporate purpose, and naming the person

                   or persons to whom delivery of such

                   securities shall be made.

2.3      Registration of Securities.  Domestic securities

         held by the Custodian (other than bearer

         securities) shall be registered in the name of the

         Fund or in the name of any nominee of the Fund or

         of any nominee of the Custodian which nominee shall

         be assigned exclusively to the Fund, unless the

         Fund has authorized in writing the appointment of a

         nominee to be used in common with other registered

         investment companies having the same investment

         adviser as the Fund, or in the name or nominee of

         any agent appointed pursuant to Section 2.9 or in

         the name or nominee name of any sub-custodian

         appointed pursuant to Article 1.  All securities

         accepted by the Custodian on behalf of the Fund

         under the terms of this Contract shall be in

         "street name" or other good delivery form.  If,

         however, the Fund directs the Custodian to maintain

         securities in "street name", the Custodian shall

         utilize its best efforts only to timely collect

         income due the Fund on such securities and to

         notify the fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender

         or exchange offers.

2.4      Bank Accounts. The Custodian shall open and

         maintain a separate bank account or accounts in the

         United States in the name of the Fund, subject only

         to draft or order by the Custodian acting pursuant

         to the terms of this Contract, and shall hold in

         such account or accounts, subject to the provisions

         hereof, all cash received by it from or for the

         account of the Fund, other than cash maintained by

         the Fund in a bank account established and used in

         accordance with Rule 17f-3 under the Investment

         Company Act of 1940.  Funds held by the Custodian

         for the Fund may be deposited by it to its credit

         as Custodian in the Banking Department of the

         Custodian or in such other banks or trust companies

         as it may in its discretion deem necessary or

         desirable; provided, however, that every such bank

         or trust company shall be qualified to act as a

         custodian under the Investment Company Act of 1940

         and that each such bank or trust company and the

         funds to be deposited with each such bank or trust

         company shall be approved by vote of a majority of

         the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the

         Custodian only in that capacity.

2.5      Availability of Federal Funds. Upon mutual

         agreement between the Fund and the Custodian, the

         Custodian shall, upon the receipt of Proper

         Instructions, make federal funds available to the

         Fund as of specified times agreed upon from time to

         time by the Fund and the Custodian in the amount of

         checks received in payment for Shares of the Fund

         which are deposited into the Fund's account.

2.6      Collection of Income. Subject to the provisions of

         Section 2.3, the Custodian shall collect on a

         timely basis all income and other payments with

         respect to United States registered securities held

         hereunder to which the Fund shall be entitled

         either by law or pursuant to custom in the

         securities business, and shall collect on a timely

         basis all income and other payments with respect to

         United States bearer securities if, on the date of

         payment by the issuer, such securities are held by

         the Custodian or its agent thereof and shall credit

         such income, as collected, to the Fund's custodian

         account. Without limiting the generality of the

         foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due

         and shall collect interest when due on securities

         held hereunder.  Income due the Fund on United

         States securities loaned pursuant to the provisions

         of Section 2.2 (10) shall be the responsibility of

         the Fund. The Custodian will have no duty or

         responsibility in connection therewith, other than

         to provide the Fund with such information or data

         as may be necessary to assist the Fund in arranging

         for the timely delivery to the Custodian of the

         income to which the Fund is properly entitled.

2.7      Payment of Fund Moneys. Upon receipt of Proper

         Instructions, which may be continuing instructions

         when deemed appropriate by the parties, the

         Custodian shall pay out monies of the Fund in the

         following cases only:

              1)   Upon the purchase of domestic securities,

                   futures contracts or options on futures

                   contracts for the account of the Fund but

                   only (a) against the delivery of such

                   securities, or evidence of title to such

                   options, futures contracts or options on

                   futures contracts, to the Custodian (or

                   any bank, banking firm or trust company
                   doing business in the United States or

                   abroad which is qualified under the

                   Investment Company Act of 1940, as

                   amended, to act as a custodian and has

                   been designated by the Custodian as its

                   agent for this purpose) registered in the

                   name of the Fund or in the name of a

                   nominee of the Custodian referred to in

                   Section 2.3 hereof or in proper form for

                   transfer; (b) in the case of a purchase

                   effected through a Securities System, in

                   accordance with the conditions set forth

                   in Section 2.10 hereof or (c) in the case

                   of repurchase involving the Direct paper

                   System, in accordance with the conditions

                   set forth in Section 2.10A hereof; (d) in

                   the case of repurchase agreements entered

                   into between the Fund and the Custodian,

                   or another bank, or a broker-dealer which

                   is a member of NASD, (i) against delivery

                   of the securities either in certificate

                   form or through an entry crediting the

                   Custodian's account at the Federal

                   Reserve Bank with such securities or (ii)

                   against delivery of the receipt
                   evidencing purchase by the Fund of

                   securities owned by the Custodian along

                   with written evidence of the agreement by

                   the Custodian to repurchase such

                   securities from the Fund or (e) for

                   transfer to a time deposit account of the

                   Fund in any bank, whether domestic or

                   foreign; such transfer may be effected

                   prior to receipt of a confirmation from a

                   broker and/or the applicable bank

                   pursuant to Proper Instructions from the

                   Fund as defined in Article 5;

              2)   In connection with conversion, exchange

                   or surrender of securities owned by the

                   Fund as set forth in Section 2.2 hereof;

              3)   For the redemption or repurchase of

                   Shares issued by the Fund as set forth in

                   Article 4 hereof;

              4)   For the payment of any expense or

                   liability incurred by the Fund, including

                   but not limited to the following payments

                   for the account of the Fund: interest,

                   taxes, management, accounting, transfer

                   agent and legal fees, and operating

                   expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred

                   expenses;

              5)   For the payment of any dividends declared

                   pursuant to the governing documents of

                   the Fund;

              6)   For payment of the amount of dividends

                   received in respect of securities sold

                   short;

              7)   For any other proper purpose, but only

                   upon receipt of, in addition to Proper

                   Instructions, a certified copy of a

                   resolution of the Board of Directors or

                   of the Executive Committee of the Fund

                   signed by an officer of the Fund and

                   certified by its Secretary or an

                   Assistant Secretary, specifying the

                   amount of such payment, setting forth the

                   purpose for which such payment is to be

                   made, declaring such purpose to be a

                   proper purpose, and naming the person or

                   persons to whom such payment is to be

                   made.

2.8      Liability for Payment in Advance of Receipt of

         Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities

         for the account of the Fund is made by the

         Custodian in advance of receipt of the securities

         purchased in the absence of specific written

         instructions from the Fund to so pay in advance,

         the Custodian shall be absolutely liable to the

         Fund for such securities to the same extent as if

         the securities had been received by the Custodian.

2.9      Appointment of Agents. The Custodian may at any

         time or times in its discretion appoint (and may at

         any time remove) any other bank or trust company

         which is itself qualified under the Investment

         Company Act of 1940, as amended, to act as a

         custodian, as its agent to carry out such of the

         provisions of this Article 2 as the Custodian may

         from time to time direct; provided, however, that

         the appointment of any agent shall not relieve the

         Custodian of its responsibilities or liabilities

         hereunder.

2.10     Deposit of Securities in Securities Systems. The

         Custodian may deposit and/or maintain domestic

         securities owned by the Fund in a clearing agency

         registered with the Securities and Exchange

         Commission under Section 17A of the Securities

         Exchange Act of 1934, which acts as a securities

         depository, or in the book-entry system authorized

         by the U.S. Department of the Treasury and certain

         federal agencies, collectively referred to herein

         as "Securities System" in accordance with

         applicable Federal Reserve Board and Securities and

         Exchange Commission rules and regulations, if any,

         and subject to the following provisions:

              1)   The Custodian may keep domestic

                   securities of the Fund in a Securities

                   System provided that such securities are

                   represented in an account ("Account") of

                   the Custodian in the Securities System

                   which shall not include any assets of the

                   Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect

                   to domestic securities of the Fund which

                   are maintained in a Securities System

                   shall identify by book-entry those

                   securities belonging to the Fund;

              3)   The Custodian shall pay for domestic

                   securities purchased for the account of

                   the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the

                   Account, and (ii) the making of an entry

                   on the records of the Custodian to

                   reflect such payment and transfer for the

                   account of the Fund. The Custodian shall

                   transfer domestic securities sold for the

                   account of the Fund upon (i) receipt of

                   advice from the Securities System that

                   payment for such securities has been

                   transferred to the Account, and (ii) the

                   making of an entry on the records of the

                   Custodian to reflect such transfer and

                   payment for the account of the Fund.

                   Copies of all advice from the Securities

                   System of transfers of domestic

                   securities for the account of the Fund

                   shall identify the Fund, be maintained

                   for the Fund by the Custodian and be

                   provided to the Fund at its request. Upon

                   request, the Custodian shall furnish the

                   Fund confirmation of each transfer to or

                   from the account of the Fund in the form

                   of a written advice or notice and shall

                   furnish to the Fund copies of daily
                   transaction sheets reflecting each day's

                   transactions in the Securities System for

                   the account of the Fund.

              4)   The Custodian shall provide the Fund with

                   any report obtained by the Custodian on

                   the Securities System's accounting

                   system, internal accounting control and

                   procedures for safeguarding domestic

                   securities deposited in the Securities

                   System;

              5)   The Custodian shall have received the

                   initial or annual certificate, as the

                   case may be, required by Article 13

                   hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be

                   liable to the Fund for any loss or damage

                   to the Fund resulting from use of the

                   Securities System by reason of any

                   negligence, misfeasance or misconduct of

                   the Custodian or any of its agents or of

                   any of its or their employees or from

                   failure of the Custodian or any such

                   agent to enforce effectively such rights

                   as it may have against the Securities

                   System; at the election of the Fund, it

                   shall be entitled to be subrogated to the

                   rights of the Custodian with respect to

                   any claim against the Securities System

                   or any other person which the Custodian

                   may have as a consequence of any such

                   lose or damage if and to the extent that

                   the Fund has not been made whole for any

                   such loss or damage.

2.10A    Fund Assets Held in the Custodian's Direct Paper

         System  The Custodian may deposit and/or maintain

         securities owned by the Fund in the Direct Paper

         System of the Custodian subject to the following

         provisions:

              1)   No transaction relating to securities in

                   the Direct Paper System will be effected

                   in the absence of Proper Instructions;

              2)   The Custodian may keep securities of the

                   Fund in the Direct Paper System only if

                   such securities are represented in an

                   account ("Account") of the Custodian in

                   the Direct Paper System which shall not

                   include any assets of the Custodian other

                   than assets held as a fiduciary,

                   custodian or otherwise for customers;

              3)   The records of the Custodian with respect

                   to securities of the Fund which are

                   maintained in the Direct Paper System

                   shall identify by book-entry those

                   securities belonging to the Fund;

              4)   The Custodian shall pay for securities

                   purchased for the account of the Fund

                   upon the making of an entry on the

                   records of the Custodian to reflect such

                   payment and transfer of securities to the

                   account of the Fund. The Custodian shall

                   transfer securities sold for the account

                   of the Fund upon the making of an entry

                   on the records of the Custodian to

                   reflect such transfer and receipt of

                   payment for the account of the Fund;

              5)   The Custodian shall furnish the Fund

                   confirmation of each transfer to or from

                   the account of the Fund, in the form of a

                   written advice or notice, of Direct Paper

                   on the next business day following such

                   transfer and shall furnish to the Fund

                   copies of daily transaction sheets

                   reflecting each day's transaction in the

                   Securities System for the account of the

                   Fund;

              6)   The Custodian shall provide the Fund with

                   any report on its system of internal

                   accounting control as the Fund may

                   reasonably request from time to time;

2.11     Segregated Account. The Custodian shall upon

         receipt of Proper Instructions establish and

         maintain a segregated account or accounts for and

         on behalf of the Fund, into which account or

         accounts may be transferred cash and/or securities,

         including securities maintained in an account by

         the Custodian pursuant to Section 2.10 hereof, (i)

         in accordance with the provisions of any agreement

         among the Fund, the Custodian and a broker-dealer

         registered under the Exchange Act and a member of

         the NASD (or any futures commission merchant

         registered under the Commodity Exchange Act),

         relating to compliance with the rules of The

         Options Clearing Corporation and of any registered

         national securities exchange (or the Commodity

         Futures Trading Commission or any registered

         contract market), or of any similar organization or

         organizations, regarding escrow or other

         arrangements in connection with transactions by the

         Fund, (ii) for purposes of segregating cash or

         government securities in connection with options

         purchased, sold or written by the Fund or commodity

         futures contracts or options thereon purchased or

         sold by the Fund, (iii) for the purposes of

         compliance by the Fund with the procedures required

         by Investment Company Act Release No. 10666, or any

         subsequent release or releases of the Securities

         and Exchange Commission relating to the maintenance

         of segregated accounts by registered investment

         companies and (iv) for other proper corporate

         purposes, but only, in the case of clause (iv),

         upon receipt of, in addition to Proper

         Instructions, a certified copy of a resolution of

         the Board of Directors or of the Executive

         Committee signed by an officer of the Fund and

         certified by the Secretary or an Assistant

         Secretary, setting forth the purpose or purposes of

         such segregated account and declaring such purposes

         to be proper corporate purposes.

2.12     Ownership Certificates for Tax Purposes. The

         Custodian shall execute ownership and other

         certificates and affidavits for all federal and

         state tax purposes in connection with receipt of

         income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.

2.13     Proxies. The Custodian shall, with respect to the

         domestic securities held hereunder, cause to be

         promptly executed by the registered holder of such

         securities, if the securities are registered

         otherwise than in the name of the Fund or a nominee

         of the Fund, all proxies, without indication of the

         manner in which such proxies are to be voted, and

         shall promptly deliver to the Fund such proxies,

         all proxy soliciting materials and all notices

         relating to such securities.

2.14     Communications Relating to Fund Portfolio

         Securities.

         Subject to the provisions of Section 2.3, the

         Custodian shall transmit promptly to the Fund all

         written information (including, without limitation,

         pendency of calls and maturities of domestic

         securities and expirations of rights in connection

         therewith and notices of exercise of call and put

         options written by the Fund and the maturity of

         futures contracts purchased or sold by the Fund)

         received by the Custodian from issuers of the

         domestic securities being held for the Fund. With

         respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers

         of the domestic securities whose tender or exchange

         is sought and from the party (or his agents) making

         the tender or exchange offer. If the Fund desires

         to take action with respect to any tender offer,

         exchange offer or any other similar transaction,

         the Fund shall notify the Custodian at least three

         business days prior to the date on which the

         Custodian is to take such action.

2.15     Reports to Fund by Independent Public Accountants.

         The Custodian shall provide the Fund, at such times

         as the Fund may reasonably require, with reports by

         independent public accountants on the accounting

         system, internal accounting control and procedures

         for safeguarding securities, futures contracts and

         options on futures contracts, including domestic

         securities deposited and/or maintained in a

         Securities System, relating to the services

         provided by the Custodian under this Contract; such

         reports shall be of sufficient scope and in

         sufficient detail, as may reasonably be required by

         the Fund to provide reasonable assurance that any

         material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3.       Duties of the Custodian with Respect to Property of

         the Fund Held Outside of the United States

3.1      Appointment of Foreign Sub-Custodians.

         The fund hereby authorizes and instructs the

         Custodian to employ as sub-custodian for the Fund's

         securities and other assets maintained outside of

         the United States the foreign banking institutions

         and foreign securities depositories designated on

         Schedule A hereto ("foreign sub-custodians"). Upon

         receipt of "Proper Instructions", as defined in

         Section 5 of this Contract, together with a

         certified resolution of the Fund's Board of

         Directors, the Custodian and the Fund may agree to

         amend Schedule A hereto from time to time to

         designate additional foreign banking institutions

         and foreign securities depositories to act as sub-

         custodians.  Upon receipt of Proper Instructions

         from the Fund the Custodian shall cease the

         employment of any one or more of such sub-

         custodians for maintaining custody of the Fund's

         assets.

3.2      Assets to be Held. The Custodian shall limit the

         securities and other assets maintained in the custody of the foreign sub-custodians to: (a)

         "foreign securities, as defined in paragraph (c)(l)

         of Rule 17f-5 under the Investment Company Act of

         1940, and (b) cash and cash equivalents in such

         amounts as the Custodian or the Fund may determine

         to be reasonably necessary to effect the Fund's

         foreign securities transactions.  The Custodian

         shall identify on its books as belonging to the

         Fund, the foreign securities of the Fund held by

         each foreign sub-custodian.

3.3      Foreign Securities Depositories. Except as may

         otherwise be agreed upon in writing by the

         Custodian and the Fund, assets of the Fund shall be

         maintained in foreign securities depositories only

         through arrangements implemented by the foreign

         banking institutions serving as sub-custodians

         pursuant to the terms hereof.  Where possible, such

         arrangements shall include entry into agreements

         containing the provisions set forth in Section 3.4

         hereof.

3.4      Agreements with Foreign Banking Institutions. Each

         agreement with a foreign banking institution shall

         be substantially in the form set forth in Exhibit 1

         hereto and shall provide that: (a) the Fund's

         assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its

         creditors or agent, except a claim of payment for

         their safe custody or administration;

         (b) beneficial ownership of the Fund's assets will

         be freely transferable without the payment of money

         or value other than for custody or administration;

         (c) adequate records will be maintained identifying

         the assets as belonging to the Fund; (d) officers

         of or auditors employed by, or other

         representatives of the Custodian, including to the

         extent permitted under applicable law the

         independent public accountants for the Fund, will

         be given access to the books and records of the

         foreign banking institution relating to its actions

         under its agreement with the Custodian; and (e)

         assets of the Fund held by the foreign sub-

         custodian will be subject only to the instructions

         of the Custodian or its agents.

3.5      Access of Independent Accountants of the Fund. Upon

         request of the Fund, the Custodian will use its

         best efforts to arrange for the independent

         accountants of the Fund to be afforded access to

         the books and records of any foreign banking

         institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institutions

         under its agreement with the Custodian.

3.6      Reports by Custodian.  The Custodian will supply to

         the Fund from time to time, as mutually agreed

         upon, statements in respect of the securities and

         other assets of the Fund held by foreign sub-

         custodians, including but not limited to an

         identification of entities having possession of the

         Fund's securities and other assets and advices or

         notifications of any transfers of securities to or

         from each custodial account maintained by a foreign

         banking institution for the Custodian on behalf of

         the Fund indicating, as to securities acquired for

         the Fund, the identity of the entity having

         physical possession of such securities.

3.7      Transactions in Foreign Custody Account. (a) Except

         as otherwise provided in paragraph (b) of this

         Section 3.7, the provision of Sections 2.2 and 2.7

         of this Contract shall apply, mutatis mutandis to

         the foreign securities of the Fund held outside the

         United States by foreign sub-custodians.

         (b)  Notwithstanding any provision of this Contract

         to the contrary, settlement and payment for

         securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the

         customary or established securities trading or

         securities processing practices and procedures in

         the Jurisdiction or market in which the transaction

         occurs, including, without limitation, delivering

         securities to the purchaser thereof or to a dealer

         therefor (or an agent for such purchaser or dealer)

         against a receipt with the expectation of receiving

         later payment for such securities from such

         purchaser or dealer.

         (c)  Securities maintained in the custody of a

         foreign sub-custodian may be maintained in the name

         of such entity's; nominee to the same extent as set

         forth in Section 2.3 of this Contract and the Fund

         agrees to hold any such nominee harmless from any

         liability as a holder of record of such securities.

3.8      Liability of Foreign Sub-Custodians.  Each

         agreement pursuant to which the Custodian employs a

         foreign banking institution as a foreign sub-

         custodian shall require the institution to exercise

         reasonable care in the performance of its duties

         and to indemnify, and hold harmless, the Custodian

         and each Fund from and against any loss, damage,

         cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it

         shall be entitled to be subrogated to the rights

         of the Custodian with respect to any claims against

         a foreign banking institution as a consequence of

         any such loss, damage, cost, expense, liability or

         claim if and to the extent that the Fund has not

         been made whole for any such loss, damage, cost,

         expense, liability or claim.

3.9      Liability of Custodian. The Custodian shall be

         liable for the acts or omissions of a foreign

         banking institution to the same extent as set forth

         with respect to sub-custodians generally in this

         Contract and, regardless of whether assets are

         maintained in the custody of a foreign banking

         institution, a foreign securities depository or a

         branch of a U.S. bank as contemplated by paragraph

         3.12 hereof, the Custodian shall not be liable for

         any loss, damage, cost, expense, liability or claim

         resulting from nationalization, expropriation,

         currency restrictions, or acts of war or terrorism

         or any loss where the sub-custodian has otherwise

         exercised reasonable care. Notwithstanding the

         foregoing provisions of this paragraph 3.9, in

         delegating custody duties to State Street London

         Ltd., the Custodian shall not be relieved of any

         responsibility to the Fund for any loss due to such

         delegation, except such loss as may result from (a)

         political risk (including, but not limited to,

         exchange control restrictions, confiscation,

         expropriation, nationalization, insurrection, civil

         strife or armed hostilities) or (b) other losses

         (excluding a bankruptcy or insolvency of State

         Street London Ltd. not caused by political risk)

         due to Acts of God, nuclear incident or other

         losses under circumstances where the Custodian and

         State Street London Ltd. have exercised reasonable

         care.

3.10     Reimbursement for Advances. If the Fund requires

         the Custodian to advance cash or securities for any

         purpose including the purchase or sale of foreign

         exchange or of contracts for foreign exchange, or

         in the event that the Custodian or its nominee

         shall incur or be assessed any taxes, charges,

         expenses, assessments, claims or liabilities in

         connection with the performance of this Contract,

         except such as may arise from its or its nominee's

         own negligent action, negligent failure to act or

         willful misconduct, any property at any time held

         for the account of the Fund shall be security therefor and should the Fund fail to repay the

         Custodian promptly, the Custodian shall be entitled

         to utilize available cash and to dispose of the

         Fund assets to the extent necessary to obtain

         reimbursement.

3.11     Monitoring Responsibilities. The Custodian shall

         furnish annually to the Fund, during the month of

         June, information concerning the foreign sub-

         custodians employed by the Custodian. Such

         information shall be similar in kind and scope to

         that furnished to the Fund in connection with the

         initial approval of this Contract. In addition, the

         Custodian will promptly inform the Fund in the

         event that the Custodian learns of a material

         adverse change in the financial condition of a

         foreign sub-custodian or is notified by a foreign

         banking institution employed as a foreign sub-

         custodian that there appears to be a substantial

         likelihood that its shareholders' equity will

         decline below $200 million (U.S. dollars or the

         equivalent thereof) or that its shareholders'

         equity has declined below $200 million (in each

         case computed in accordance with generally accepted

         U.S. accounting principles).

3.12     Branches of U.S. Banks. (a) Except as otherwise set

         forth in this Contract, the provision hereof shall

         not apply where the custody of the Fund assets

         maintained in a foreign branch of a banking

         institution which is a "bank" as defined by Section

         2(a)(5) of the Investment Company Act of 1940 which

         meets the qualification set forth in Section 26(a)

         of said Act. The appointment of any such branch as

         a sub-custodian shall be governed by Article 1 of

         this Contract.

         (b) Cash held for the Fund in the United Kingdom

         shall be maintained in an interest bearing account

         established for the Fund with the Custodian's

         London branch, which account shall be subject to

         the direction of the Custodian, State Street London

         Ltd. or both.

3.13     Tax Law The Custodian shall have no responsibility

         or liability for any obligations now or hereafter

         imposed on the Fund or the Custodian as custodian

         of the Fund by the tax law of the United States of

         America or any state or political subdivision

         thereof. It shall be the responsibility of the Fund

         to notify the Custodian of the obligations imposed

         on the Fund or the Custodian as custodian of the

         Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes,

         assessments or other governmental charges,

         certifications and governmental reporting. The sole

         responsibility of the Custodian with regard to such

         tax law shall be to use reasonable efforts to

         assist the Fund with respect to any claim for

         exemption or refund under the tax law of

         jurisdictions for which the Fund has provided such

         information.

4.       Payments for Repurchases or Redemptions and Sales

of Shares of the Fund

         From such funds as may be available for the purpose but

subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund

pursuant thereto, the Custodian shall, upon receipt of

instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer

Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the

Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of

Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         The Custodian shall receive from the distributor for the

Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund leased or sold from time to time by the Fund. The

Custodian will provide timely notification to the Fund and the

Transfer Agent of any receipt by it of payments for Shares of the

Fund.

5.       Proper Instructions

         Proper Instructions as used herein means a writing

signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of

transaction involved, including a specific statement of the

purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian

reasonably believes them to have been given by a person

authorized to give such instructions with respect to the

transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the

Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors,

Proper Instructions may include communications effected directly between electro-mechanical or electronic device provided that the

Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.  For purposes of this Section, Proper Instructions shall include

instructions received by the Custodian pursuant to any three-

party agreement which requires a segregated asset account in accordance with Section 2.11.

6.       Action Permitted without Express Authority

         The Custodian may in its discretion, without express

authority from the Fund:

         1)   make payments to itself or others for minor

expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payment shall be accounted for to the Fund;

         2)   surrender securities in temporary form for

securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

checks, drafts and other negotiable instruments; and

         4)   in general, attend to all non-discretionary details

in connection with the sale, exchange, substitution, purchase,

transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of

Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of

Account and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily

income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company, Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission. The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

10.      Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

12.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a

separate Agreement entered into between the Custodian and the

Fund.

         The Custodian shall be liable for the acta or omissions

of a foreign banking institution appointed pursuant to the

provisions of Article 3 to the same extent as set forth in

Article 1 hereof with respect to sub-custodians located in the

United States (except as specifically provided in Article 3.9)

and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage,

coat, expense, liability or claim resulting from, or caused by,

the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country

including, but not limited to, losses-resulting from

nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Fund requires the Custodian, its affiliates,

subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be

assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract,

except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any

property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

13. Effective Period. Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the

Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an

Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of-the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the

Fund may at any time by action of its Board of Directors (i)

substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii)

immediately terminate this Contract in the event of the

appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14. Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities,

funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15. Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any

applicable federal or state regulations or any provision of the

Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16. Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of the

Commonwealth of Massachusetts.

17. Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

18. Shareholder Communications Election

         Securities and Exchange Commission Rule 14b-2 requires

banks which hold securities for the account of customers to

respond to requests by issuers of securities for the names,

addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address,

and share position to requesting companies whose securities the

Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the

Fund tells the Custodian "yes" or does not check either "yes.' or

"no" below, the Custodian is required by the rule to treat the

Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

         NO [ X] The Custodian is not authorized to release the Fund's name, address, and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 28th day of September, 1997



ATTEST                  ALLIANCE UTILITY INCOME FUND, INC.

/s/ Josephine White         /s/ David H. Dievler
____________________    By_____________________________
Assistant Secretary           Chairman and President


ATTEST                  STATE STREET BANK AND TRUST COMPANY

/s/                         /s/ Ronald E. Logue
____________________    By_____________________________
Assistant Secretary          Executive Vice President













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